Exhibit 99.1
FOR IMMEDIATE RELEASE

CONTACTS:	Tony Voorhees	Michael Newman
	Chief Financial Officer	Investor Relations
	Key Tronic Corporation	StreetConnect
	(509)-927-5345	(206) 729-3625
KEY TRONIC CORPORATION ANNOUNCES RESULTS
FOR THE THIRD QUARTER OF FISCAL YEAR 2026

Improved Operating Efficiency; Continued Program Wins and Expected Revenue Growth
Spokane Valley, WA— May 5, 2026 — Key Tronic Corporation (Nasdaq: KTCC), a provider of electronic manufacturing services (EMS), today announced its results for the quarter ended March 28, 2026.

For the third quarter of fiscal year 2026, Key Tronic reported total revenue of $89.6 million, compared to $112.0 million in the same period of fiscal year 2025. Year-over-year decreases in revenue were largely attributable to lower demand from a legacy customer and an end-of-life program transition. Revenue for the third quarter of fiscal year 2026 was also adversely impacted by Winter Storm Fern in the South which caused temporary site closures due to facility damage that the Company expects will be largely covered by insurance. For the first nine months of fiscal year 2026, total revenue was $284.6 million, compared to $357.4 million in the same period of fiscal year 2025, largely reflecting reduced demand from certain legacy and end-of-life programs, as well as continued uncertainties in the global economy throughout the year. The Company is expecting revenue growth on increased demand from legacy customers and new program launches in its fourth quarter of 2026.

Key Tronic achieved notable progress in the third quarter of fiscal year 2026, successfully strengthening its margins even as revenue was $22.4 million lower than in the same period of the last fiscal year. This marks a clear testament to the effectiveness of the Company’s cost-cutting strategies over the past two years, leading to greater operational efficiency. Gross margin improved to 8.0% and operating margin improved to (0.3)% in the third quarter of fiscal year 2026, up from 7.7% and (0.4)%, respectively, in the same period of fiscal year 2025. Adjusted gross margin improved to 8.5% for the third quarter of fiscal year 2026 up from 8.4% in the same period of fiscal year 2025 (see “Non-GAAP Financial Measures,” below for additional information about adjusted gross margin). These margin gains highlight the Company’s resilience and commitment to improvement, and with revenue expected to rebound, Key Tronic anticipates continued strong margin growth in the coming quarters.

The Company continued to prepare for anticipated long-term growth by executing its near-shoring and tariff mitigation strategies to reduce costs while maintaining the diversity and flexibility of its key locations and capabilities. Key Tronic believes that these cost reductions have enabled the Company to become more competitive on recent quoting opportunities. During the quarter, Key Tronic continued to wind down its manufacturing operations in China, shifting more production to the Company’s expanding facilities in the US and Vietnam. The wind-down of manufacturing in China is expected to be completed by the end of the current fiscal year and anticipated to save approximately $1.2 million per quarter following completion.

Year-to-date cash flow provided by operations for the first nine months of fiscal year 2026 was approximately $10.0 million, as compared to $10.1 million for the same period of fiscal year 2025. The Company’s continuing ability to generate cash from operations has allowed it to reduce its debt year-over-year by approximately $14.3 million.

The net loss was $(2.6) million or $(0.24) per share for the third quarter of fiscal year 2026, compared to net loss of $(0.6) million or $(0.06) per share for the same period of fiscal year 2025. For the first nine months of fiscal year 2026, the net loss was $(13.5) million or $(1.24) per share, compared to $(4.4) million or $(0.41) per share for the same period of fiscal year 2025.

The adjusted net loss was $(2.8) million or $(0.26) per diluted share for the third quarter of fiscal year 2026, compared to adjusted net income of $0.1 million or $0.01 per diluted share for the same period of fiscal year 2025. For the first nine months of fiscal year 2026, the adjusted net loss was $(3.9) million or $(0.36) per diluted share, compared to adjusted net loss of $(1.2) million or $(0.11) per diluted share for the same period of fiscal year 2025. See “Non-GAAP Financial Measures,” below for additional information about adjusted net income (loss) and adjusted net income (loss) per share.

“Despite reduced demand from certain longstanding customers and the shutdowns caused by Winter Storm Fern in the third quarter, we’re encouraged by the improvements in our operating efficiencies, and by the gradual rebound in demand from several longstanding customers and the continued growth of new programs that we’re seeing in the fourth quarter,” said Brett Larsen, President and CEO. “We continue to provide our customers with options to better manage macroeconomic uncertainties and enhance our potential for profitable long-term growth, as we cease manufacturing operations in China, continue to right-size our Mexico facility and build out new production capacity in the US and Vietnam. We continue to expect approximately half of our manufacturing to take place in our US and Vietnam facilities during the fourth quarter of fiscal 2026.”

“During the third quarter of fiscal 2026, we won new programs in automotive technology, industrial tooling, pest control and industrial power management. Our improved operating efficiency has also made us more competitive, increasing our sales pipeline, particularly in such steady growth sectors as utilities and data center equipment. Our production backlog of customer demand has increased and we continue to expect our revenue to gradually begin to rebound and see a return to profitability in the fourth quarter of fiscal 2026.”

The financial data presented for the third quarter of fiscal 2026 should be considered preliminary and could be subject to change, as the Company’s independent auditor has not completed their review procedures.

Business Outlook

Due to uncertainty in the timing of new program ramps and continued macroeconomic uncertainty, Key Tronic will not be issuing revenue or earnings guidance for the fourth quarter of fiscal year 2026.

Conference Call

Key Tronic will host a conference call to discuss its financial results at 2:00 PM Pacific (5:00 PM Eastern) today. A broadcast of the conference call will be available at www.keytronic.com under “Investor Relations” or by calling 800-330-6710 or +1-213-279-1505 (Access Code: 8278065). The Company will also reference accompanying slides that can be viewed with the webcast at www.keytronic.com under “Investor Relations”. A replay will be available at www.keytronic.com under “Investor Relations”.

About Key Tronic

Key Tronic is a leading contract manufacturer offering value-added design, sourcing and manufacturing services from its facilities in the United States, Mexico, and Vietnam. The Company provides its customers with full engineering services, materials management, worldwide manufacturing facilities, assembly services, in-house testing, and worldwide distribution. Its customers include some of the world’s leading original equipment manufacturers. For more information about Key Tronic visit: www.keytronic.com

Forward-Looking Statements

Some of the statements in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to those including such words as aims, anticipates, believes, continues, estimates, expects, hopes, intends, plans, predicts, projects, targets, will, or would, similar verbs, or nouns corresponding to such verbs, which may be forward looking. Forward-looking statements also include other passages that are relevant to expected future events, performances, and actions or that can only be fully evaluated by events that will occur in the future. Forward-looking statements in this release include, without limitation, the Company’s statements regarding its expectations with respect to financial conditions and results, including revenue, earnings, and margins, the Company’s ability to shift its focus in China and build out production capacity in the US and Vietnam and the timing of completion of those facilities, cost savings from headcount reduction and the wind-down of manufacturing operations in China, demand for certain products and the effectiveness of some of its programs, business from customers and programs, new program launches, impacts from operational streamlining and efficiencies, including reductions in inventories, and impacts of repairs to its facilities from winter storm damage. There are many factors, risks and uncertainties that could cause actual results to differ materially from those predicted or projected in forward-looking statements, including but not limited to: the future of the global economic environment and its impact on our customers and suppliers; the impact of new governmental legislation and regulation, including tax reform, tariffs and related activities, such as trade negotiations and other risks; the success and timing of our expansion plans; the availability of components from the supply chain; the availability of a healthy workforce; the accuracy of suppliers’ and customers’ forecasts; development and success of customers’ programs and products; timing and effectiveness of ramping of new programs; success of new-product introductions; the risk of legal proceedings relating to the previously reported financial statement restatements and related material weaknesses, the May 2024 cybersecurity incident and the subject of the internal investigation by the Company’s Audit Committee and related or other unrelated matters; acquisitions or divestitures of operations or facilities; technology advances; changes in pricing policies by the Company, its competitors, customers or suppliers; and other factors, risks, and uncertainties detailed from time to time in the Company’s SEC filings.

Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared in accordance with generally accepted accounting principles in the United States (GAAP), we use certain non-GAAP financial measures; adjusted net income (loss), and adjusted net income (loss) per share, diluted. We provide these non-GAAP financial measures because we believe they provide greater transparency related to our core operations and represent supplemental information used by management in its financial and operational decision making. We exclude (or include) certain items in our non-GAAP financial measures as we believe the net result is a measure of our core business. We believe this facilitates operating performance comparisons from period to period by eliminating potential differences caused by the existence and timing of certain income and expense items that would not otherwise be apparent on a GAAP basis.

In addition, during this period, we have provided adjusted cost of sales, adjusted gross profit, and adjusted gross margin. These additions supplement adjusted net income (loss) by mapping the portion of the identified adjustments utilized in the calculation of adjusted net income (loss) to relevant financial statement line items for re-calculation of the adjusted metrics presented. We have provided these additional non-GAAP financial measures because we believe they provide greater transparency related to our core operations and represent supplemental information used by management in its financial and operational decision making.

Non-GAAP performance measures should be considered in addition to, and not as a substitute for, results prepared in accordance with GAAP. We strongly encourage investors and shareholders to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure. Our non-GAAP financial measures may be different from those reported by other companies.

See the table below entitled “Reconciliation of GAAP to non-GAAP measures” for reconciliations of adjusted net income (loss) and adjusted cost of sales to the most directly comparable GAAP measure, which is GAAP net income (loss), and GAAP cost of sales, respectively, as well as the computation of adjusted gross profit, adjusted gross margin, and adjusted net income (loss) per share, diluted.

KEY TRONIC CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	March 28, 2026	March 29, 2025	March 28, 2026	March 29, 2025
Net sales	$89,571	$111,974	$284,640	$357,385
Cost of sales	82,388	103,367	268,643	327,769
Gross profit	7,183	8,607	15,997	29,616
Research, development and engineering expenses	1,825	2,308	5,748	6,917
Selling, general and administrative expenses	6,233	6,758	21,966	19,835
Gain on insurance proceeds, net of losses	(637)	—	(637)	—
Total operating expenses	7,421	9,066	27,077	26,752
Operating income (loss)	(238)	(459)	(11,080)	2,864
Interest expense, net	2,396	2,581	7,543	9,748
Loss before income taxes	(2,634)	(3,040)	(18,623)	(6,884)
Income tax benefit	(9)	(2,436)	(5,173)	(2,490)
Net loss	$(2,625)	$(604)	$(13,450)	$(4,394)
Net loss per share — Basic	$(0.24)	$(0.06)	$(1.24)	$(0.41)
Weighted average shares outstanding — Basic	10,859	10,762	10,830	10,762
Net loss per share — Diluted	$(0.24)	$(0.06)	$(1.24)	$(0.41)
Weighted average shares outstanding — Diluted	10,859	10,762	10,830	10,762

KEY TRONIC CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	March 28, 2026	June 28, 2025
ASSETS
Current assets:
Cash and cash equivalents	$431	$1,384
Trade receivables, net of credit losses of $4,642 and $3,479	84,611	96,142
Contract assets, net of credit losses of $547 and $0	23,254	17,409
Inventories, net	85,798	97,321
Other, net of credit losses of $0 and $1,463	13,885	21,917
Total current assets	207,979	234,173
Property, plant and equipment, net	29,406	27,727
Operating lease right-of-use assets, net	27,810	11,347
Other assets:
Deferred income tax asset	29,309	23,397
Other, net of credit losses of $500 and $500	28,359	19,230
Total other assets	57,668	42,627
Total assets	$322,863	$315,874
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$65,840	$63,725
Accrued compensation and vacation	5,928	8,157
Current portion of long-term debt	7,257	6,215
Other	22,048	13,894
Total current liabilities	101,073	91,991
Long-term liabilities:
Long-term debt, net	92,038	98,936
Operating lease liabilities	21,154	6,859
Deferred income tax liability	10	—
Other long-term obligations	5,500	954
Total long-term liabilities	118,702	106,749
Total liabilities	219,775	198,740
Shareholders’ equity:
Common stock, no par value—shares authorized 25,000; issued and outstanding 10,859 and 10,762 shares, respectively	47,970	47,502
Retained earnings	55,153	68,603
Accumulated other comprehensive income	(35)	1,029
Total shareholders’ equity	103,088	117,134
Total liabilities and shareholders’ equity	$322,863	$315,874

KEY TRONIC CORPORATION AND SUBSIDIARIES
Reconciliation of GAAP to non-GAAP measures
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	March 28, 2026	March 29, 2025	March 28, 2026	March 29, 2025
GAAP net loss	$(2,625)	(604)	$(13,450)	(4,394)
Severance expenses	215	818	5,720	2,857
China manufacturing wind-down	235	—	6,403	—
Stock-based compensation expense	(31)	26	468	109
Gain on insurance proceeds, net of losses	(637)	—	(637)	—
Write-off of unamortized loan fees	—	—	—	1,012
Income tax effect of non-GAAP adjustments (1)	44	(169)	(2,391)	(796)
Adjusted net income (loss)	$(2,799)	$71	$(3,887)	$(1,212)

Adjusted net income (loss) per share — non-GAAP Diluted	$(0.26)	$0.01	$(0.36)	$(0.11)
Weighted average shares outstanding — Diluted	10,859	10,775	10,830	10,762

GAAP cost of sales	$82,388	$103,367	$268,643	$327,769
Severance expenses	215	818	5,720	2,857
China manufacturing wind-down	235	—	3,010	—
Adjusted cost of sales	$81,938	$102,549	$259,913	$324,912

Total gross profit adjustments	$450	$818	$8,730	$2,857

GAAP gross profit	$7,183	$8,607	$15,997	$29,616
Total gross profit adjustments	450	818	8,730	2,857
Adjusted gross profit	$7,633	$9,425	$24,727	$32,473

GAAP net sales	$89,571	$111,974	$284,640	$357,385
Adjusted gross margin	8.5%	8.4%	8.7%	9.1%

(1) Income tax effects are calculated using an effective tax rate of 20%, which approximates the statutory GAAP tax rate for the presented periods.